Exhibit 99.1

Tauriga Sciences Inc. Signs Definitive Agreement to Acquire California's Leading Manufacturer of Topical and Medicinal Cannabis Based Therapeutic Creams

San Francisco, CA -- Tauriga Sciences, Inc. (OTCBB: TAUG) or ("Tauriga" "TAUG" or "the Company"), a diversified life sciences company focused on generating profitable revenues through license agreements and the development of a proprietary technology platform in the nano-robotics space, today announced the signing of a Definitive Agreement ("the definitive agreement") with California's leading manufacturer of topical medicinal cannabis products ("Cannabis Manufacturer") since 2009. The Cannabis Manufacturer has developed both an extensive line of medicinal cannabis products as well as delivery technologies. This unique product line of topical cannabis creams ("cream" or "lotion" or "topical cannabis products") deliver the pain relieving and healing power of cannabis right where its applied and is quickly absorbed through the epidermis, with nearly immediate results that last for hours without psychoactive side effects. Founded in 2009 this Cannabis Manufacturer, with which Tauriga entered into the definitive agreement, is a revenue generating company whose products can be found in more than 100 dispensaries within the State of California. These products were originally developed to assist people with: arthritis, sore/tense muscles, back/neck pain, sports injuries, cramps, spasms, and chronic aches. The long term plan is to aggressively expand its operations to other states and file for multiple patents to protect its unique formulations and delivery technologies.

Within the next 10 business days, the Company will fully disclose the details of the Cannabis Manufacturer with which it has entered into this definitive merger agreement. Such details will include: the identity of the manufacturer, the product lines, the technology platform, revenue projections, and the product website.

The above-mentioned definitive agreement signed between Tauriga and Cannabis Manufacturer ("both parties") is a binding agreement that stipulates that the parties have one-hundred twenty ("120") days to close this transaction, subject to continued due diligence, representation and related disclosure schedules and other customary closing conditions. Tauriga has agreed to issue Cannabis Manufacturer's existing members up to 32% of Tauriga's common stock on a fully-diluted basis upon consummation of the merger as of the closing date. Tauriga has also agreed to pay to Cannabis Manufacturer, upon execution of the merger agreement $75,000 USD for working capital purposes, and within ten days ("10") of the execution of this merger agreement an additional $100,000 USD for working capital purposes, which will be credited towards any financing obligations of Tauriga as part of the overall transaction.

In support of this merger, Tauriga is pleased to report that it also signed a definitive Securities Purchase Agreement ("SPA") with an Institutional Investor for the issuance of restricted warrants exercisable for such number of Tauriga's common stock equal to the investor's $1,000,000 USD investment in the newly formed subsidiary to, among other things, help expand the Cannabis Manufacturer's operations, increase revenue and for other working capital and corporate purposes. As a closing condition to the merger with the Cannabis Manufacturer, Tauriga has agreed to file a resale registration statement to register the investor's shares of common stock underlying the investor's warrants. The Institutional Investor's obligation to fund the balance of its $1,000,000 USD investment are subject to the satisfaction of customary closing conditions precedent, including, without limitation, the registration statement being declared effective and the closing of a merger. On March 3, 2014, the institutional investor wired an initial $250,000 USD as a good faith gesture into escrow with the Company's outside counsel.

People around the world have been healing and relieving pain with the cannabis plant for millennia. A common preparation of cannabis was to extract the medicinal elements of the cannabis by soaking the plants flowers in oil or other substances to dissolve the medicinal compounds into the oil. These cannabis extracts were then applied to the skin (topical application) where the medicinal cannabinoids would enter the skin and body tissues, binging the medicine directly to the area of the body that was in need of healing and pain relief from injury, tension, inflammation muscle strain, bruising, and other ailments. Modern scientific researchers have discovered that cannabis interacts with a network of pain regulatory receptors that can be found all over the body, called "CB2" receptors.

Cannabinols ("CBNs"), the medicinal molecules produced by the cannabis plant, have been found to bind with the CB2 receptors in the body, activating the body's own systems for reducing inflammation and pain. This topical cannabis lotion combines the medicinal properties of select strains of cannabis into deep penetrating shea butter lotion that quickly and effectively delivers the medicinal cannabinols to injured and painful areas of the body, providing relief within seconds, and lasting for hours. Quick absorption into the skin and tissues means you can re-apply as needed or to increase dosage. As the medicinal cannabis is absorbed and remains substantially in local body tissues, it does not cause the same psychoactive "high" one feels after smoking or ingesting marijuana/cannabis. Preliminary tests have shown that even heavy usage of this medicinal cannabis lotion did not show up in urine-analysis screens for cannabis. However the Cannabis Manufacturer cannot guarantee undetectable amounts of THC in blood or urine samples after use.

The topical/medicinal cannabis lotion absorbs quickly into the skin, and does not leave an oily residue on the skin that stains clothes. One application of the cannabis lotion, when in pain, or every few hours, is usually sufficient. Higher dosages can be achieved by rubbing additional applications to the same location, as the cream absorbs quickly. Many people report great benefits from applying the cream before bed and first thing in the morning. Most patients who use the cream do not report of any psychoactive effects from its use.

Tauriga's CEO Dr. Stella M. Sung commented, "The signing of this definitive agreement is an enormous achievement for Tauriga and positions the Company as a potential leader in the fast growing medicinal cannabis sector. In our opinion, the Cannabis Manufacturer's products harness the medicinal benefits of cannabis through a topical cream without negative psychoactive effects. This may especially benefit people with severe arthritis and other chronic pain conditions, and the Company anticipates that it will conduct rigorous clinical testing in the near future once there is more clarity on the potential regulatory path. Additionally the Company is well attuned to the legal precedents that are rapidly changing with respect to the medicinal cannabis sector and will work diligently to be positioned correctly as legislation becomes better defined on a national level. It has been a pleasure to work with the founders of the Cannabis Manufacturer and we are fortunate to have such talented, knowledgeable, and passionate individuals to build our futures with."

Tauriga Sciences Inc. was represented by The Global 100 law firm, Nixon Peabody LLP ("Nixon Peabody") in completing this definitive merger/acquisition agreement.

About Tauriga Sciences, Inc.:

Tauriga Sciences, Inc. (TAUG) is a diversified company focused on generating profitable revenues through license agreements and the development of a proprietary technology platform in the nano-robotics space. The mission of the Company is to acquire and build a diversified portfolio of cutting edge technology assets that is capital efficient and of significant value to the shareholders. The Company's business model includes the acquisition of licenses, equity stakes, rights on both an exclusive and non-exclusive basis, and entire businesses. Management is firmly committed to building lasting shareholder value in the short, intermediate, and long terms. On January 28, 2014 the Company completed its acquisition of Cincinnati, Ohio based Pilus Energy LLC ("Pilus Energy"), a developer of alternative cleantech energy platforms using proprietary microbial solutions that creates electricity while consuming polluting molecules from wastewater. The Company's corporate website can be found at (www.tauriga.com).

About NIXON PEABODY LLP

Nixon Peabody LLP is a full-service law firm that helps clients navigate complex challenges in litigation, real estate, corporate law, and finance. With more than 600 attorneys throughout the U.S., Europe, and Asia, the firm has the ability to handle matters anywhere in the world, ensuring that clients get the right attorneys, right where they need them. Our focus is on listening to our clients and working collaboratively to help them achieve their business objectives. We have the experience to anticipate and capture opportunities, prepare for and manage risks, and forecast and overcome obstacles (www.nixonpeabody.com).

NON SOLICITATION:

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted. Any securities offered or issued in connection with the above-referenced merger and/or investment have not been registered, and will be offered pursuant to an exemption from registration.

DISCLAIMER:

Forward-Looking Statements: Except for statements of historical fact, this news release contains certain "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation expectations, beliefs, plans and objectives regarding the development, use and marketability of products. Such forward-looking statements are based on present circumstances and on TAUG's predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, and are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to fund operations and other factors over which TAUG has little or no control. Such forward-looking statements are made only as of the date of this release, and TAUG assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. Risks, uncertainties and other factors are discussed in documents filed from time to time by TAUG with the Securities and Exchange Commission. This press release does not and shall not constitute an offer to sell or the solicitation of any offer to buy any of the securities, nor shall there be any sale of the securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration, under the Securities Act and applicable state securities laws.

Contact:
Tauriga Sciences, Inc.:
Dr. Stella M. Sung
Chairman and Chief Executive Officer
Tauriga Sciences, Inc.
www.tauriga.com
San Diego: + 1-858-353-5749
Montreal: + 1-514-840-3697
Email: ssung@tauriga.com